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                                                                   EXHIBIT 23(A)

                          INDEPENDENT AUDITORS' CONSENT

                  We consent to the incorporation by reference in this Registration Statement relating to 3,712,978 shares of Class A Common Shares of The Reynolds and Reynolds Company on Form S-8 of our report dated November 17, 1998, appearing in the Annual Report on Form 10-K of The Reynolds and Reynolds Company for the year ended September 30, 1998.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Dayton, Ohio
August 11, 1999